   As filed with the Securities and Exchange Commission on August 23, 1995.

                                                            Registration No.33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ___________
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ___________
                            STERLING SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

            DELEWARE                                             75-1873956
    (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                         8080 North Central Expressway
                                  Suite 1100
                              Dallas, Texas 75206
                                (214) 891-8600
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ___________

       JEANNETTE P. MEIER, ESQ.                      With a copy to:
      Executive Vice President,               CHARLES D. MAGUIRE, JR., ESQ.
    Secretary and General Counsel                Jackson & Walker, L.L.P.
       Sterling Software, Inc.                       901 Main Street
    8080 North Central Expressway                      Suite 6000
              Suite 1100                           Dallas, Texas 75202
        Dallas, Texas  75206                         (214) 953-5850
            (214) 891-8685

  (Name, address, including zip code, and
  telephone number, including area code,
       of agent for service)

                                  ___________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                    CALCULATION OF REGISTRATION FEE
============================================================================================================
   Title of Each Class         Amount         Proposed Maximum      Proposed Maximum
    of Securities to            to be          Offering Price          Aggregate             Amount of
     be Registered           Registered          Per Unit(1)        Offering Price(1)     Registration Fee
============================================================================================================
 Common Stock, par value
 $.10 per share             350,000 shares       $ 45.8750           $ 16,056,250.00        $ 5,536.64
============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on August 17, 1995.

                                  ___________
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

     Pursuant to Rule 429, this Registration Statement contains a combined prospectus relating to this Registration Statement and Registration Statement No. 33-56683.
66

PROSPECTUS
                                 350,000 Shares

                            STERLING SOFTWARE, INC.

                                  Common Stock

     This Prospectus relates to the offer and sale by Sterling Software, Inc. ("Sterling" or the "Company") of up to 350,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), issuable by the Company upon exercise of options (the "Options") granted or to be granted from time to time to eligible persons pursuant to the provisions of the Company's 1992 Non-Statutory Stock Option Plan (as amended, the "Plan"). This Prospectus also relates to the offer and sale of up to 350,000 Shares by certain stockholders (the "Selling Stockholders") who will acquire such Shares upon the exercise of Options.

     The Shares may be sold from time to time by the Selling Stockholders, or by permitted transferees. Such sales may be made on one or more exchanges, including the New York Stock Exchange (the "NYSE"), or in the over the counter market, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any sale of the Shares offered hereby, Selling Stockholders or permitted transferees and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

     The Common Stock is listed for trading on the NYSE under the symbol "SSW." On August 22, 1995, the closing price of the Common Stock on the NYSE was $46.50. The Company will pay all expenses in connection with this offering, which are estimated to be approximately $22,544.64.

                                ________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ________________

                The date of this Prospectus is August 23, 1995.

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. The Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the offer and sale of the Common Stock to be issued pursuant to the Plan. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. Copies of the Registration Statement are available from the Public Reference Section of the Commission at prescribed rates. Statements contained herein concerning the provisions of documents filed with the Registration Statement are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company's principal executive offices are located at 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, and the Company's telephone number at such address is (214) 891-8600.


       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

     (i) Annual Report on Form 10-K (File No. 1-8465) for the year ended September 30, 1994, as amended by Form 10-K/A Amendment No. 1;

     (ii)    Quarterly Report on Form 10-Q for the quarter ended December 31,
             1994;

     (iii)   Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

     (iv)    Quarterly Report on Form 10-Q/A for the quarter ended March 31,
             1995;

     (v)     Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

     (vi)    Current Report on Form 8-K (File No. 1-8465) dated November 3,
             1994;

     (vii)   Current Report on Form 8-K (File No. 1-8465) dated November 14,
             1994;

     (viii)  Current Report on Form 8-K (File No. 1-8465) dated November 30,
             1994;

     (ix) Current Report on Form 8-K (File No. 1-8465) dated February 28, 1995; and

     (x) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 0-108465), filed March 7, 1990.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock to be made hereunder shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's principal office: Sterling Software, Inc., 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, Attention: Jeannette P. Meier, Executive Vice President, Secretary and General Counsel (telephone: (214) 891-
8600).


                                USE OF PROCEEDS

     The proceeds derived from this sale of Common Stock offered hereby shall constitute general funds of the Company.

                                SELLING STOCKHOLDERS

     This Prospectus covers the purchase from the Company of up to 350,000 Shares in the aggregate, by the holders of the Options upon the exercise thereof in accordance with their terms and the subsequent offer and resale of Shares to be acquired by certain holders of Options upon the exercise thereof.

     The Board of Directors of the Company (the "Board") or a Stock Option Committee appointed by the Board, subject to the provisions of the Plan, will determine from time to time (i) the individuals, from among the Company's full time employees and key advisors, including directors, to whom Options will be granted, (ii) the number of shares of Common Stock to be covered by each Option and (iii) the purchase price of Common Stock subject to each Option, which may be equal to, less than or greater than the fair market value of the Common Stock on the date of grant. Unless sooner terminated by action of the Board, the Plan will terminate on March 31, 2002, and no Options may be granted pursuant to the Plan after such date.

     The table below sets forth information concerning the Common Stock owned by the following Selling Stockholders, none of whom has, or within the past three years has had, any position, office or other material relationship with the Company, except as noted herein:

                                            COMMON STOCK
                                             OFFERED FOR
                          OWNERSHIP OF         SELLING         AMOUNT AND
                          COMMON STOCK      STOCKHOLDERS'      PERCENTAGE
                            PRIOR TO        ACCOUNT UPON     OF CLASS AFTER
NAME                      OFFERING (1)        EXERCISE        OFFERING (2)
----                      ------------        --------        ------------
Richard Connelly             18,844 (3)          1,844         17,000 (3)(*)

Robert E. Cook               39,209 (4)         30,000          9,209 (4)(*)

Greenbriar Limited          500,000            500,000            -0- (*)

Michael C. French            95,800 (5)         30,000         65,800 (5)(*)

Albert K. Hoover             20,340 (6)         12,540          7,800 (6)(*)

James E. Jenkins, Jr.        19,495 (7)          6,969         12,526 (7)(*)

Jeannette P. Meier          183,225 (8)         24,400        158,825 (8)(*)

Donald R. Miller, Jr.        70,000 (9)         40,000         30,000 (9)(*)

Quayle Limited              333,000            333,000            -0- (*)

Sarnia Investments          167,000            167,000            -0- (*)
Limited

Clive A. Smith              192,938 (10)        24,838        168,100 (10)(*)

A. Maria Smith              225,000 (11)        60,000        165,000 (11)(*)

                                            COMMON STOCK
                                             OFFERED FOR
                          OWNERSHIP OF         SELLING         AMOUNT AND
                          COMMON STOCK      STOCKHOLDERS'      PERCENTAGE
                            PRIOR TO        ACCOUNT UPON     OF CLASS AFTER
NAME                      OFFERING (1)        EXERCISE        OFFERING (2)
----                      ------------        --------        ------------
Geno P. Tolari              195,313 (12)       100,000         95,313 (12)(*)

Anne Vahala                  53,438 (13)        12,438         41,000 (13)(*)

Sterling L. Williams      1,154,000 (14)       625,000        529,000 (14)
                                                               (4.368%)

Charles J. Wyly, Jr.      1,548,273 (15)       150,000      1,398,273 (15)
                                                               (4.997%)

Evan A. Wyly                186,440 (16)        60,000        126,440 (16)(*)

Sam Wyly                  1,896,965 (17)       700,000      1,196,965 (17)
                                                               (7.194%)


_____________
*  Indicates shares held are less than 1% of class.

(1) Based on ownership as of August 21, 1995. Includes Shares to be acquired upon exercise of Options granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(2) Based on 25,265,705 shares of Common Stock outstanding as of August 21, 1995. Assumes the exercise of all Options granted under the Plan, the exercise of which is covered by this Prospectus, and the sale of the Shares acquired thereby.
(3) Includes 17,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(4) Includes 2,709 shares purchasable pursuant to options not granted under the Plan, all of which are exercisable within 60 days of the date of this Prospectus.
(5) Includes 65,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(6) Includes 7,800 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(7) Includes 12,526 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(8) Includes 154,050 shares purchasable pursuant options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(9) Includes 30,000 shares purchasable pursuant options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(10) Includes 168,100 shares purchasable pursuant options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(11) Includes 165,000 shares purchasable pursuant options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(12) Includes 95,313 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(13) Includes 41,000 shares purchasable pursuant to options not granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.

(14) Includes 529,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(15) Includes 307,016 shares directly owned by family trusts of which Charles
     J. Wyly, Jr. is trustee. Also includes 556,574 shares held of record by two limited partnerships of which Charles J. Wyly, Jr. is general partner. Also includes 400,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus. Also includes 134,683 shares purchasable pursuant to warrants owned by family trusts of which Charles J. Wyly, Jr., is trustee, all of which are exercisable within 60 days of the date of this Prospectus.
(16) Includes 40,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus. Also includes 33,686 shares purchasable pursuant to warrants that are fully exercisable within 60 days of the date of this Prospectus.
(17) Includes 257,342 shares directly owned by family trusts of which Sam Wyly is trustee. Also includes 438,612 shares held of record by two limited partnerships of which Sam Wyly is general partner. Also includes 400,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus. Also includes 101,011 shares purchasable pursuant to warrants owned by family trusts of which Sam Wyly is trustee, all of which are exercisable within 60 days of the date of this Prospectus.

     Richard Connelly serves as Vice President and Controller of the Company. Robert E. Cook is a Director of the Company. George H. Ellis serves as Executive Vice President and Chief Financial Officer of the Company. Albert K. Hoover serves as Vice President, Assistant Secretary and Assistant General Counsel of the Company. James E. Jenkins, Jr. serves as Vice President, Tax, and Assistant Secretary of the Company. Jeannette P. Meier serves as Executive Vice President, Secretary and General Counsel of the Company. Donald R. Miller, Jr. serves as a Director of the Company. Geno P. Tolari serves as Executive Vice President of the Company. Anne Vahala serves as Vice President, Corporate Communications, of the Company. Sterling L. Williams serves as President, Chief Executive Officer and Director of the Company. Charles J. Wyly, Jr. serves as Vice Chairman of the Board. Sam Wyly serves as Chairman of the Board.

                              PLAN OF DISTRIBUTION

     The Shares may be issued to the Selling Stockholders from time to time by the Company upon exercise of the Options. The Shares may be sold from time to time by any of the Selling Stockholders, or permitted transferees. The Shares may be disposed of from time to time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or such permitted transferees/or from the purchasers of the Shares for whom they may act as agent, (iv) the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the NYSE, or in transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company will pay all of the expenses incident to the offering and sale of the Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.

     In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Stockholders will not be able to effect transactions in the Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.

                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.


                                    EXPERTS

     The consolidated financial statements and financial statement schedules appearing in Sterling's Annual Report on Form 10-K for the year ended September 30, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein, which as to the year ended September 30, 1992, is based in part on the report of Arthur Andersen LLP, independent public accountants. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of KnowledgeWare, Inc. and subsidiaries as of June 30, 1994 and 1993 and for each of the three years in the period ending June 30, 1994 incorporated by reference in this Prospectus have been incorporated herein in reliance on the report, which includes an explanatory paragraph about KnowledgeWare, Inc.'s ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent certified public accountants, given upon authority of that firm as experts in accounting and auditing.

                                INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

      Article IX of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Company's Restated Bylaws provides for indemnification of officers and directors. In addition, the Company has entered into Indemnity Agreements with each of its officers and directors pursuant to which such officers and directors may be indemnified against losses arising from certain claims, including claims under the Securities Act, which may be made by reason of their being officers or directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.
This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities to any person or by anyone in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

        __________________________

            TABLE OF CONTENTS
            -----------------

                                       Page
                                       ----
Available Information..............     2

Incorporation of Certain
   Documents by Reference..........     2

Use of Proceeds....................     3

Selling Stockholders...............     4

Plan of Distribution...............     6

Legal Matters......................     7

Experts............................     7

Indemnification....................     8


                 350,000 SHARES



               STERLING SOFTWARE,
                      INC.



                 COMMON STOCK



           __________________________

                   PROSPECTUS


           __________________________

                August 23, 1995

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
               -------------------------------------------

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:

          Registration Fee.........................   $ 5,536.64
          Printing, Engraving and Filing Expenses..   $ 6,000.00
          Accounting Fees and Expenses.............   $ 5,000.00
          Legal Fees and Expenses..................   $ 5,000.00
          Miscellaneous............................   $ 1,008.00

                                                      ----------

          Total....................................   $22,544.64

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
               -----------------------------------------

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

     Article IX of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Company's Restated Bylaws provides for indemnification of officers and directors. In addition, the Company has entered into Indemnity Agreements with each of its officers and directors pursuant to which such officers and directors may be indemnified against losses arising from certain claims, including claims under the Securities Act, which may be made by reason of their being officers or directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     ITEM 16.  EXHIBITS.
               --------

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

 Exhibit
 Number      Description of Exhibit
--------     ----------------------
1            None.

2            None.

4.1          Certificate of Incorporation of the Registrant.(1)

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant.(1)

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant.(1)

4.4 Certificate of Amendment of Certificate of Incorporation of the Registrant.(1)

4.5          Restated Bylaws of the Registrant.(2)

4.6          Form of Common Stock Certificate.(3)

5            Opinion of Jackson & Walker, L.L.P.(4)

8            None.

12           None.

15           None.

23.1         Consent of Ernst & Young LLP(4)

23.2         Consent of Arthur Andersen LLP(4)

23.3         Consent of Coopers & Lybrand L.L.P.(4)

23.4 Consent of Jackson & Walker, L.L.P. (included in its opinion filed as Exhibit 5 to this Registration Statement).(4)

24           Power of Attorney (appearing on page II-5 of this Registration
             Statement).(4)

25           None.

26           None.

27           None.

28           None.

99 1992 Non-Statutory Stock Option Plan of the Registrant (as amended through November 30, 1994).(4)

_____________________
     (1) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-59107 on Pre-Effective Amendment to Form S-3 and incorporated herein by reference.

     (2) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-47131 on Form S-8 and incorporated herein by reference.

     (3) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-86825 on Form S-1 and incorporated herein by reference.

     (4) Filed herewith.



     Item 17.  Undertakings.
               ------------

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) ((S)
          230.424 (b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each person whose signature appears below authorizes Sterling L. Williams, George H. Ellis and Jeannette P. Meier, and each of them, each of whom may act without joinder of the others, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 23rd day of August, 1995.



                                        STERLING SOFTWARE, INC.



                                        By:  /s/ Jeannette P. Meier
                                           -------------------------------------

                                                Name: Jeannette P. Meier
                                                     ---------------------------

                                                Title: Executive Vice President
                                                      --------------------------

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signatures                       Title                   Date
        ----------                       -----                   ----
                                   President, Chief
/s/ STERLING L. WILLIAMS           Executive Officer             8/23/95
---------------------------
  Sterling L. Williams               and Director
                             (Principal Executive Officer)

                               Executive Vice President
/s/ GEORGE H. ELLIS                   and Chief                  8/23/95
---------------------------
      George H. Ellis              Financial Officer
                               (Principal Financial and
                                  Accounting Officer)

/s/ SAM WYLY                        Chairman of the              8/23/95
---------------------------
         Sam Wyly                 Board of Directors

/s/ CHARLES J. WYLY, JR.                                         8/23/95
---------------------------
    Charles J. Wyly, Jr.         Vice Chairman of the
                                  Board of Directors


/s/ EVAN A. WYLY                       Director                  8/23/95
---------------------------
        Evan A. Wyly

/s/ MICHAEL C. FRENCH                                            8/23/95
---------------------------
     Michael C. French                 Director

/s/ ROBERT J. DONACHIE                                           8/23/95
---------------------------
    Robert J. Donachie           Chairman of the Audit
                                Committee and Director

/s/ PHILLIP A. MOORE                                             8/23/95
---------------------------
     Phillip A. Moore               Executive Vice
                                      President,
                                Technology and Director

/s/ ROBERT E. COOK                                               8/23/95
---------------------------
     Robert E. Cook                    Director

/s/ DONALD R. MILLER, JR.                                        8/23/95
---------------------------
    Donald R. Miller, Jr.              Director

/s/ FRANCES A.TARKENTON                                          8/23/95
---------------------------
   Frances A. Tarkenton                Director

                               INDEX TO EXHIBITS

Exhibit
Number    Description of Exhibit
------    ----------------------

1         None.

2         None.

4.1       Certificate of Incorporation of the Registrant.(1)

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant.(1)

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant.(1)

4.4 Certificate of Amendment of Certificate of Incorporation of the Registrant.(1)

4.5       Restated Bylaws of the Registrant.(2)

4.6       Form of Common Stock Certificate.(3)

5         Opinion of Jackson & Walker, L.L.P.(4)

8         None.

12        None.

15        None.

23.1      Consent of Ernst & Young LLP(4)

23.2      Consent of Arthur Andersen LLP(4)

23.3      Consent of Coopers & Lybrand L.L.P.(4)

23.4      Consent of Jackson & Walker, L.L.P. (included in its opinion filed as
          Exhibit 5 to this Registration Statement).(4)

24        Power of Attorney (appearing on page II-5 of this Registration
          Statement).(4)

25        None.

26        None.

27        None.

28        None.

99 1992 Non-Statutory Stock Option Plan of the Registrant (as amended through November 30, 1994).(4)

------------------------
     (1) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-59107 on Pre-Effective Amendment to Form S-3 and incorporated herein by reference.

     (2) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-47131 on Form S-8 and incorporated herein by reference.

     (3) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-86825 on Form S-1 and incorporated herein by reference.

     (4) Filed herewith.